Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated February 10, 2005, accompanying the consolidated financial statements of AMS Health Sciences, Inc. and subsidiaries included in the Annual Report of the Company of Form 10-KSB for the year ended December 31, 2005 which is incorporated by this reference in this Registration Statement of Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma

August 13, 2006